UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2008

HELEN OF TROY LIMITED

(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

CLARENDON HOUSE

CHURCH STREET

HAMILTON, BERMUDA

(Business address of registrant)

ONE HELEN OF TROY PLAZA

EL PASO, TEXAS 79912

(United States mailing address of registrant and zip code)

915-225-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 15, 2008, Helen of Troy Limited (the “Company”) entered into the Fourth Amendment to Credit Agreement (the “Amendment”) with Helen of Troy L.P., as borrower, Bank of America, N.A., and the other lenders party thereto.  The Amendment, among other things, modified the Credit Agreement dated June 1, 2004 among the Company, Helen of Troy L.P., as borrower, Bank of America, N.A., and the other lenders party thereto (as amended, the “Credit Agreement”) as follows:

(1)          The Amendment extended the Maturity Date (as defined in the Credit Agreement) from June 1, 2009 to December 15, 2013;

(2)           The Amendment increased the margin for the Eurodollar rate loans from a range of 0.750% to 1.250% per annum to a range of 1.25% to 1.750% per annum (depending on the Company’s Leverage Ratio (as defined in the Credit Agreement));

(3)           The Amendment increased the margin for the base rate loans from zero to a range of 0.250% to 0.750% per annum (depending on the Company’s Leverage Ratio);

(4)           The Amendment modified the Leverage Ratio, the Consolidated Net Worth and the Interest Coverage Ratio (as those terms are defined in the Credit Agreement) financial covenants, as well as the capital expenditure covenant.

The preceding description of the Amendment is qualified in its entirety by reference to the Amendment that is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)       Exhibits

Exhibit
Number	Description
10.1	Fourth Amendment to Credit Agreement dated as of December 15, 2008, among Helen of Troy L.P., the Company, Bank of America, N.A. and the other lenders party thereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: December 24, 2008	/s/ Thomas J. Benson
Thomas J. Benson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Fourth Amendment to Credit Agreement dated as of December 15, 2008, among Helen of Troy L.P., the Company, Bank of America, N.A. and the other lenders party thereto.